Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended June 30,                               1997           1996
--------------------------------------------------------------------------------

Primary Earnings
    Net Income                                         $   6,821    $  59,692
    Dividends on Preferred Shares                           (470)        (242)
                                                       ---------    ---------
    Net Income Available to Common                     $   6,351    $  59,450
                                                       =========    =========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                         60,051       60,610
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                100          177
        Convertible Preferred Shares                          --          441
        Common Shares Issuable                                10           31
                                                       ---------    ---------
    Primary Shares                                        60,161       61,259
                                                       =========    =========
Primary Earnings per Common Share
    Net Income                                         $     .11    $     .97
                                                       =========    =========
Fully Diluted Earnings*
    Net Income                                         $   6,821    $  59,692
    Dividends on Preferred Shares                           (470)         (45)
                                                       ---------    ---------
    Net Income Available to Common                     $   6,351    $  59,647
                                                       =========    =========
Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                         60,051       60,610
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                101          178
        Convertible Preferred Shares                          --          975
        Common Shares Issuable                                10           31
                                                       ---------    ---------
    Fully Diluted Shares                                  60,162       61,794
                                                       =========    =========
Fully Diluted Earnings per Common Share
    Net Income                                         $     .11    $     .97
                                                       =========    =========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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                                                                  Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Six Months Ended June 30,                                 1997           1996
--------------------------------------------------------------------------------

Primary Earnings
    Net Income                                         $  16,438    $  93,381
    Dividends on Preferred Shares                           (951)        (492)
                                                       ---------    ---------
    Net Income Available to Common                     $  15,487    $  92,889
                                                       =========    =========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                         60,617       59,822
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                121          175
        Convertible Preferred Shares                          --          442
        Common Shares Issuable                                19           26
                                                       ---------    ---------
    Primary Shares                                        60,757       60,465
                                                       =========    =========

Primary Earnings per Common Share
    Net Income                                         $     .25    $    1.54
                                                       =========    =========
Fully Diluted Earnings*
    Net Income                                         $  16,438    $  93,381
    Dividends on Preferred Shares                           (951)        (209)
                                                       ---------    ---------
    Net Income Available to Common                     $  15,487    $  93,172
                                                       =========    =========
Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                         60,617       59,822
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                128          178
        Convertible Preferred Shares                          --          918
        Common Shares Issuable                                19           26
                                                       ---------    ---------
    Fully Diluted Shares                                  60,764       60,944
                                                       =========    =========
Fully Diluted Earnings per Common Share
    Net Income                                         $     .25    $    1.53
                                                       =========    =========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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